Exhibit 21

                                   ARGAN, INC.

                           SUBSIDIARIES OF THE COMPANY

                                                    State of Incorporation
                                                    ----------------------

Southern Maryland Cable, Inc.                             Delaware


Vitarich Laboratories, Inc.                               Delaware